Posting Supplement No. 155 dated December 31, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated July 30, 2009 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 387399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387399	$21,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387399. Member loan 387399 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,175 / month
Current employer:	Health South Corp	Debt-to-income ratio:	5.17%
Length of employment:	10 + years	Location:	tallahassee, FL

Home town:
Current & past employers:	Health South Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt at lower interest rate.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,764.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395561

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395561	$24,000	20.86%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395561. Member loan 395561 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,954 / month
Current employer:	United States Army	Debt-to-income ratio:	20.92%
Length of employment:	10 + years	Location:	Disputanta, VA

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

I currently have (29 Apr 2009) $154,000 in all my investment accounts. I would like to pay off a 16% interest rate credit card. I am a military soldier with 20 years of service and a total household income of $218,000 / yearly. I am in the market for something less than 4 years and would consider 2 years. Borrower added on 12/29/09 > 24 Dec 2009, update, I currently have over $200,000 in investment accounts.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$45,414.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
420666	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 420666. Member loan 420666 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,183 / month
Current employer:	UTSA	Debt-to-income ratio:	14.10%
Length of employment:	2 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	UTSA
Education:

This borrower member posted the following loan description, which has not been verified:

I already have 1 Lending club loan opened 3 months ago for the purpose of credit card debt consolidation. I requested 16,000 to refinance my entire debt, but initially got approved for 7,600 (which i safely received, and used to consolidate 5 of my accounts, and I am currently paying it off as agreed). Now that these accounts are paid in full and closed, and my credit report updated, I am hoping to get approved for the additional all of the 8,000, so I could pay off the remaining balances. My financial situaton is quite stable: I am a professor at a state university, which offers above average job security. Also, I don't have any other debt - no car loans, no student loans, no mortgage. I am currently single with no dependents. My ~16,000 debt was incurres during a 6 year graduate study. I graduated a year ago, and now that I have permanent job, I'd like to eliminate my debt asap so I could move on towards other goals. Please feel free to ask me any questions. I checked my Equifax credit score a few weeks ago and it was 741. I have never had a late payment.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,006.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 462538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
462538	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 462538. Member loan 462538 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PITNEY BOWES	Debt-to-income ratio:	10.44%
Length of employment:	6 years	Location:	beaumont , CA

Home town:
Current & past employers:	PITNEY BOWES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am using these funds as a debt consolidation loan. I have a steady job at a Fortune 500 company which I have held for 6 years. I am being promoted this month as well which will increase my base salary. I always make my payments on time and am simply looking for a vehicle to reduce my debt faster by consolidating my payments against my debt at a fixed interest rate. I have disposed of all of my credit cards (in the beginning of 2009) and reduced my expenses dramatically by moving to a smaller residence and am looking for a more manageable way to pay off the debt I incurred. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,576.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 465321

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
465321	$12,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 465321. Member loan 465321 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,552 / month
Current employer:	Sharp Clinical Oncology Research	Debt-to-income ratio:	13.77%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:	Sharp Clinical Oncology Research
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > These funds will be used as a down payment on my first home, priced at $125k at a rate of 5%. I have additional income from a rental property that provides $787/mo. This, in addition to my regular paycheck, will be used to make my on time payments. My current monthly budget leaves me with a total surplus of $1300/mo, which will make this loan very affordable. I work in clinical research with cancer patients, and have been at my current position for 5 years. Due to the continued (but unfortunate) prevelance of various cancers, my job position is very stable. Borrower added on 12/29/09 > Total Income: $4043.55/mo

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,139.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 465492

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
465492	$7,200	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 465492. Member loan 465492 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	golden gaming inc.	Debt-to-income ratio:	14.34%
Length of employment:	< 1 year	Location:	las vegas, NV

Home town:
Current & past employers:	golden gaming inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I have a stable job with a great company. All proceeds from this loan will go towards our wedding expenses.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,068.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 466800

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
466800	$13,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 466800. Member loan 466800 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	webxl systems inc	Debt-to-income ratio:	12.87%
Length of employment:	3 years	Location:	WEST WARWICK, RI

Home town:
Current & past employers:	webxl systems inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks a lot for considering me for this loan, I just want to enter 2010 with the new beginning, one of the big step I an taking is to consolidating of my credit card debt that I have gather while I was still a student perusing my MBA. Today I have a very good job with well earning but I am still haunted by the past debt I gathered to fund my studies by my credit card. I hope I get this loan and 2010 is the year I break free!!..thanks a lot

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,331.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 467110

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
467110	$2,600	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 467110. Member loan 467110 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	lending solutions inc	Debt-to-income ratio:	19.61%
Length of employment:	6 years	Location:	CARPENTERSVILLE, IL

Home town:
Current & past employers:	lending solutions inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > LOOKING TO PAY OFF 2 CREDIT CARDS. PLEASE LET ME KNOW IF 24 MONTH TER IS AVAILABLE

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,121.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 468396

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468396	$6,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468396. Member loan 468396 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	LBUSD	Debt-to-income ratio:	2.90%
Length of employment:	3 years	Location:	lakewood, CA

Home town:
Current & past employers:	LBUSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,649.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468564	$16,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468564. Member loan 468564 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Ann Taylor	Debt-to-income ratio:	12.71%
Length of employment:	4 years	Location:	brookfield, CT

Home town:
Current & past employers:	Ann Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > This is a credit card consolidation.I am requesting a loan to consolidate and payoff my credit card bill in 3 years. Entire amount will go to pay off credit card bills only. Borrower added on 12/29/09 > I have received some questions; I wanted to make sure I answer them comprehensibly. I think the summary below will help; 1. 4 credit cards with rates higher than the consolidation %. The approximate balances are as follows; a. 5,000 b. 3,800 c. 5,800 d. 1,600 Total 16,200 2. One delinquency 21 months ago This was a mistake on my part. I went to the bank website and it showed I was current. I did not make a payment till on the following month when I realized that I had not paid. This was a one time time mistake on my part.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$16,799.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468808

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468808	$21,250	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468808. Member loan 468808 was requested on December 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.30%
Length of employment:	n/a	Location:	San Clemente, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

590728 added on 12/14/09 > Hi Borrowers. I'm one of the investors. I wanna get this loan and re-invest in Borrowers notes and take advantage of this oportunity. Of course the numbers are very very short but they can work fine and improve my credit history for better future loans. Right now I have over $ 3600.00 invested in notes. Around 80 % of them I had invested to guys in B1-B5 interest rate. I pay only 300 for rent. Soo if you can help fund this loan. I will be investing in future notes at an B1 to B4 notes which are more conservative than B5 and consecuents. Hope we can fund this Loan and Have great Holidays!!!

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,992.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468987	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468987. Member loan 468987 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Citigroup	Debt-to-income ratio:	5.12%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Hello Lending Club Members, This is my second time using lending club and on my first go round I paid the entire $20,000 back within a few months. This time around my fiance and I have finally bought the house that we've always wanted and need to complete some renovations. Our payback strategy involves the usage of our tax returns and other savings and income that we currently have and earn. We need to use this money to renovate the first floor and basement of our new home. We've already renovated the top floor ourselves which proved to be a very very time consuming and difficult process. Thanks, If you need any other details in regards to this loan request please let me know. Thanks.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,486.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 468988

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468988	$3,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468988. Member loan 468988 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	23.20%
Length of employment:	n/a	Location:	Tampa, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469034	$12,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469034. Member loan 469034 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	empire merchants	Debt-to-income ratio:	3.64%
Length of employment:	8 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	empire merchants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > I have a great job and get paid well. I wanted to combine all my bills into one while getting a better rate. My credit score is in the mid 700 and i pay everything on time Borrower added on 12/20/09 > Also I would like to say that im truly a very nice person and have a great heart. I couldnt live not paying this loan off know so many people put an investment on me. I have to deliver and pay I wouldnt be able to sleep at night if i didnt. Just wanted to let u guys know a little about me

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	8
Revolving Credit Balance:	$442.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469264	$20,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469264. Member loan 469264 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	MMG	Debt-to-income ratio:	18.57%
Length of employment:	7 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	MMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Revolving credit info: Balance pmnt Int rate Store card $8,250 $275 23% Credit card $2,500 $90 23% Home equity revolving credit line secured $95,000 Balance of $9000 to be used to pay off installment loan $292 @16%

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$105,424.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469405	$10,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469405. Member loan 469405 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Whittier Union High School District	Debt-to-income ratio:	4.57%
Length of employment:	< 1 year	Location:	whittier, CA

Home town:
Current & past employers:	Whittier Union High School District, Whittier Union High School District for 13 years
Education:

This borrower member posted the following loan description, which has not been verified:

591961 added on 12/16/09 > Will be used to landscape backyard. We are looking to sell our house in the next 2 years. Loan will be paid in full upon selling of house. Borrower added on 12/17/09 > For some reason, I marked that I have held my current job for only one year. In actuallity, I have been with the same school district for more than 13 years.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$258.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469417	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469417. Member loan 469417 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	west linn, OR

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	2
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469524

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469524	$6,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469524. Member loan 469524 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.90%
Length of employment:	n/a	Location:	Mission, TX

Home town:	Mission
Current & past employers:	Wal-Mart Stores, Kroger Co.
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I would like to consolidate my current debt and add a new home improvements to my kitchen.

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,143.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469569	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469569. Member loan 469569 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Watson Pharmaceutical	Debt-to-income ratio:	0.25%
Length of employment:	2 years	Location:	miramar, FL

Home town:
Current & past employers:	Watson Pharmaceutical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$454.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469777	$16,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469777. Member loan 469777 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	20.74%
Length of employment:	n/a	Location:	Bellevue, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Business working capital Borrower added on 12/18/09 > working capital

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,023.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469950	$6,500	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469950. Member loan 469950 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	fiddlers llc	Debt-to-income ratio:	16.38%
Length of employment:	< 1 year	Location:	MC DANIELS, KY

Home town:
Current & past employers:	fiddlers llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > i plan to use the funds to do a little home improvement, which will raise the value. i have quite a bit of equity in my home . i have lived there 7 years and have never been late or missed apayment. i have never missed apayment on any loan, thus making me a great borrower Borrower added on 12/23/09 > $4275.00 will be enough to complete my project

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,562.00	Public Records On File:	1
Revolving Line Utilization:	57.90%	Months Since Last Record:	23
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 470041

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470041	$4,800	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470041. Member loan 470041 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,650 / month
Current employer:	inspired automation inc	Debt-to-income ratio:	7.37%
Length of employment:	10 + years	Location:	NEWHALL, CA

Home town:
Current & past employers:	inspired automation inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks for your help! Borrower added on 12/29/09 > THIS IS A FOR EMERGENCIES CAR , I'M GETTING WITH THIS LOAN, MY JOB IS VERY SECURE, BEEN THERE FOR 15 PLUS YEARS BUILDING MACHINERY, AND ALWAYS LIKE TO PAY BEFORE DUE DATES, CREDIT SCORE SAIDS IT ALL, IT IS BETWEEN 750 AND 800 Borrower added on 12/29/09 > thanks again for your help looking forward to become a lender also, and help other people!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 470060

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470060	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470060. Member loan 470060 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,125 / month
Current employer:	AHDI	Debt-to-income ratio:	16.42%
Length of employment:	6 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	AHDI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,643.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470186

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470186	$16,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470186. Member loan 470186 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Peak CMS	Debt-to-income ratio:	21.52%
Length of employment:	5 years	Location:	REDMOND, WA

Home town:
Current & past employers:	Peak CMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > 2003 BMW

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,813.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470194

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470194	$24,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470194. Member loan 470194 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Computers Universal Inc	Debt-to-income ratio:	10.00%
Length of employment:	< 1 year	Location:	Augusta, GA

Home town:
Current & past employers:	Computers Universal Inc, ITT Corporation, Inovatech Inc, T-Mobile USA, Five Rivers Services Inc, L-3 Communications, BAE
Education:	Savannah River College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I'll be moving to another country for work as a contractor for 1 year and need funds to cover those expenses. Also, I just completed a 1 year tour in Iraq and Uncle Sam will be wanting his payment for taxes this coming April '10, so I'd like to be ready when that time comes as well. Thank you. Borrower added on 12/25/09 > i just want to thank everyone that has helped fund my request thus far. i ask that anyone else that can assist in helping me get 100% funding, please do so - i would be gratefully indebted to you for your kindness. also, to those investing, my professional involves contracting for the us government in which i have worked various different positions over the world. i have been steadily employed as a contractor for the last 5 years with several different companies, with salaries ranging from just 32k to 217k a year. in my current position my salary is 80k, in which i provide systems administration support for the combined forces command here in korea. what makes me a good borrower is a steady income with a great credit ration which shows that i am a low risk. my previous financial moves thus far has assisted in getting to this point, and the end goal is to be completely debt free. i plan on using the funds in assisting me with a move from seoul to daegu since i have changed positions. also, when i worked in iraq from aug '08-'09, i neglected to put away the proper amount of funds for federal taxes. when april '10 comes around the corner, i expect to have to owe the government a hefty amount and am seeking funds to cover what i think they may ask for. again, i thank you all for your help and will surely return the favor by lending into this community once everything settles down.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,715.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470231

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470231	$6,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470231. Member loan 470231 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.63%
Length of employment:	n/a	Location:	Paragould, AR

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I have owned my own screen printing business for 8 years now. My bills are always paid on time. I found a car that I would like to get for my daughter & it is being sold by an insurance company and local banks don't want to loan for that kind of vehicle. Thanks so much for considering me! Borrower added on 12/21/09 > I have owned my own screen printing business for 8 years now. My bills are always paid on time. I found a car that I would like to get for my daughter & it is being sold by an insurance company and local banks don't want to loan for that kind of vehicle. Thanks so much for considering me!

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,491.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470243	$22,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470243. Member loan 470243 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	WXYZ-TV	Debt-to-income ratio:	10.89%
Length of employment:	10 + years	Location:	Livonia, MI

Home town:
Current & past employers:	WXYZ-TV
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Experienced landlord seeking funds to rehab existing rental condo. I have managed rental properties since 1984. I have a credit score above 730 and a 100% on-time payment history for the past 25 years. So I represent near-zero risk to any lender. The funds from this loan would be re-paid with the rents from my existing tenants.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,376.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 470260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470260	$24,250	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470260. Member loan 470260 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.79%
Length of employment:	n/a	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Apple Inc., Walt Disney Co., CNN, Sony Entertainment, ABC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > We are filming a horse documentary on the methods of training horses to olympic levels. I am a fully employed technical writer, TV editor and graphics artist at a major TV company in Burbank. I have an income of 12,000 per month and expenses in the range of 6000 per month. I wanted to fund the project using a personal loan so I could shoot over the next month, taking advantage of the holidays. A very comfortable repayment forecast is to pay this loan off over the next 8 months. Obtaining a personal loan seemed to make the most financial sense since I can appropriately plan for a repayment schedule with no penalties for early payoff. Borrower added on 12/21/09 > Thanks for taking the time to look at my request.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,097.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470554

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470554	$18,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470554. Member loan 470554 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Transnational Business Solutions LLc	Debt-to-income ratio:	14.46%
Length of employment:	2 years	Location:	jackson Heights, NY

Home town:
Current & past employers:	Transnational Business Solutions LLc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > This loan is required for a temporary business related need Borrower added on 12/26/09 > The loan is used as a small bridge loan to b used for working capital financing for an existing business. Th business is one and half years old and in good standing with no debt associated to it. Have annual contract with Clients and regular cash flow. Hope to repay loan in an year. Personally I have been good credit standing. Fico score of over 690 and experian score of 725. Usage of credit card is only 11% of total available credit.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 470754

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470754	$24,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470754. Member loan 470754 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.13%
Length of employment:	n/a	Location:	University Heights, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/09 > This is for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$90,464.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 470910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470910	$20,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470910. Member loan 470910 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Presidio Trust	Debt-to-income ratio:	0.30%
Length of employment:	3 years	Location:	LIVERMORE, CA

Home town:
Current & past employers:	Presidio Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > This is for a private party automobile loan. My job is a government job and stable for the last 3 years, my wife is a registered nurse and this will be used to tow our boat. We have no other loans aside from our mortgage.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471162

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471162	$20,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471162. Member loan 471162 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,838 / month
Current employer:	Department of State	Debt-to-income ratio:	24.77%
Length of employment:	7 years	Location:	Dulles, VA

Home town:
Current & past employers:	Department of State
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > My annual salary is: Dept of State sal $77,852 Plus $16,189 from military retirement pay. I am a good borrower because I have borrowed and paid back these sums of money before. I plan to use the funds for medical treatments for my wife. My budget fluxuates depending on what embassy I am working at. I work for the U.S. government the job is very stable (the whole country would have to go under for me not to be employed.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	27
Revolving Credit Balance:	$17,816.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471165	$16,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471165. Member loan 471165 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.68%
Length of employment:	n/a	Location:	Pomona, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > Looking to consolidate my high balance Credit Cards of $350 and Car payment that is high at $350 per month. Also will use loan to purchase lift-gate truck. Currently renting a truck at PENSKE at $120 per day, their lease is for $800 plus insurance and .10 a mile which comes out to well over $1,300 month or I can purchase one for $10,000. I do contract work for businesses such as www.aesrecycling.com help me and in doing so, together we can help turn this economy around. Thank you in advanced.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,932.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471174

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471174	$7,500	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471174. Member loan 471174 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	ICR	Debt-to-income ratio:	0.85%
Length of employment:	< 1 year	Location:	ALLEN, TX

Home town:
Current & past employers:	ICR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$797.00	Public Records On File:	1
Revolving Line Utilization:	31.90%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471184	$14,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471184. Member loan 471184 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	nypd	Debt-to-income ratio:	22.29%
Length of employment:	9 years	Location:	staten island, NY

Home town:
Current & past employers:	nypd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > thank you

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,039.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 471535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471535	$7,850	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471535. Member loan 471535 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	17.18%
Length of employment:	< 1 year	Location:	STEPHENS CITY, VA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Debt consolidation and auto down payment payoff

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 471556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471556	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471556. Member loan 471556 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Dlubak Corporation	Debt-to-income ratio:	11.14%
Length of employment:	3 years	Location:	#101, PA

Home town:
Current & past employers:	Dlubak Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am a second time borrower with 733 FICO credit rating. My previous loan was posted and paid early, never deliquent on any payments (personal or lending club). I am looking to take advantage of the lower rates in P2P lending to consolidate all of my debt. Thank you.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,080.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 471567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471567	$10,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471567. Member loan 471567 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	CST Technologies LLC	Debt-to-income ratio:	22.08%
Length of employment:	1 year	Location:	THURMONT, MD

Home town:
Current & past employers:	CST Technologies LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/09 > need funds to purchase equipment

A credit bureau reported the following information about this borrower member on December 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	62
Revolving Credit Balance:	$6,934.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 471603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471603	$13,750	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471603. Member loan 471603 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Northern Leasing Systems Inc.	Debt-to-income ratio:	18.81%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Northern Leasing Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > The purpose of this loan is for debt consolidation to pay off high interest rate credit card accounts. To receive this loan would enable me to pay off my total debt amounts with one monthly payment and a lesser amount of financing terms. My financial goal is to pay off my debts to my creditors and become financially debt free. I have a good payment history because I have not been late on any of my financial obligations to my creditors. I will appreciate any assistance.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,964.00	Public Records On File:	1
Revolving Line Utilization:	99.70%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472016	$20,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472016. Member loan 472016 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.28%
Length of employment:	n/a	Location:	LYNN, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Purchase Car through private party I have a very high credit rating own business for 13 years

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,549.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472163	$15,250	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472163. Member loan 472163 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Buffalo MRI	Debt-to-income ratio:	19.21%
Length of employment:	1 year	Location:	BUFFALO, NY

Home town:
Current & past employers:	Buffalo MRI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,645.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472197	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472197. Member loan 472197 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	NexCen Franchise Management	Debt-to-income ratio:	3.54%
Length of employment:	2 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	NexCen Franchise Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > As of April 2009 I was completely debt free. At that time I purchased a new home and with it came the necessary expenses for "fixing it up". I paid cash for most - however during this same period of time both of my parents passed away within 6 weeks of each other, which necessitated incurring additional (unexpected) expenses to travel to their funerals. I have been employed by the same company for a little over 2 years, have received one promotion and 2 salary increases during that time. I am able to easily meet my monthly expenses but would like to consolidate the payments with better interest rates and pay off my existing debt sooner.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	72
Revolving Credit Balance:	$9,514.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472212	$21,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472212. Member loan 472212 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.94%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472423	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472423. Member loan 472423 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Wintzells Oyster House	Debt-to-income ratio:	6.18%
Length of employment:	3 years	Location:	DAPHNE, AL

Home town:
Current & past employers:	Wintzells Oyster House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am the newly promoted General Manager of Wintzells Oyster House in Spanish Fort, Alabama. I am excited about the potential of this unit and I plan on being here for a long period of time.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,839.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472438	$2,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472438. Member loan 472438 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Xavier University	Debt-to-income ratio:	12.94%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	Xavier University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,930.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472454

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472454	$10,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472454. Member loan 472454 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Chevron	Debt-to-income ratio:	14.57%
Length of employment:	10 + years	Location:	Anchorage, AK

Home town:
Current & past employers:	Chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/09 > The last $10,000.00 on my ex-wife's Alaska Airlines reward card Visa. Once we (my new wife) and I pay this off, we can start earning points on our own AA rewards card. Living well = the best reward.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472505

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472505	$8,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472505. Member loan 472505 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Hagerman & Company	Debt-to-income ratio:	0.44%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Hagerman & Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	21
Revolving Credit Balance:	$666.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472516

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472516	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472516. Member loan 472516 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Lending Club	Debt-to-income ratio:	5.18%
Length of employment:	3 years	Location:	San Jose, CA

Home town:	Boston
Current & past employers:	Lending Club, Avenue A | Razorfish
Education:	Stanford University, Babson College, Universidad Simon Bolivar

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks all for considering my loan request. This loan is to be used for home improvements of a new home we are about to purchase. We are moving from our lovely townhome to a "real house" for a couple of reasons: 1) The kids need the yard now, and 2) I need to reduce my commuting time now that my company is moving a few miles away from our current home. I have pristine credit history, nothing to worry about. Committed to my job and the success of my company. Will most likely pay the loan back in the first year. Thanks and happy lending.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472523

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472523	$7,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472523. Member loan 472523 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Basilico Ristorante	Debt-to-income ratio:	19.36%
Length of employment:	4 years	Location:	lacey, WA

Home town:
Current & past employers:	Basilico Ristorante
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am planning to use this loan to consolidate high interest credit card debt that i aquired during college. I am young and am trying to get myself out of debt. The terms and payment amont for this loan are absolutly manageable for me and I may even be able to pay it back sooner. I have a stable job and a strong desire to be out of debt as soon as possible.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,601.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472531	$12,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472531. Member loan 472531 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Deerfield Capital Management	Debt-to-income ratio:	2.85%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Deerfield Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Purpose of loan: This loan will be primarily used to provide a bridge between large cash outflows and inflows. The remainder will be paid off via income. I recently plunked down money for an engagement ring, split between cash and credit. I also elected to put 100% of my gross income for the final three pay periods of the year into my 401(k). Other items include: US Bank screwing up and causing me to overpay my property taxes as part of my refi, Cubs season tix renewal, and supporting my fiance thus far until she can get her work authorization in 60-90 days (she's Canadian). As far as paying off the loan goes, I will be getting at least $4000 from the home-buyer tax credit, possibly $8000. My income tax refund is probably about $5000. My company pays bonuses in March (probably minimal this year), but I have not assumed any for the purposes of planning my cash needs and loan repayment schedule. The rest can easily be paid via excess income as the below schedule will show. I have excellent credit and payment records. My credit card balances are much higher than normal because of the ring. I also have a $30,000 home equity loan that I arranged as part of my home purchase in July. It is currently fully funded and believe it will be reflected in the listing as part of my revolving balance. I pay 4.75% on the HELOC (10% LTV) and 4.875% on the fixed rate mortgage (75% LTV). Please feel free to ask questions!!! Monthly net income: $4250 Monthly expenses: $2840 Housing: $1820 All Insurance: $120 Car expenses: $250 All Utilities: $400 Groceries: $250 $1410 left for general spending and LendingClub loan payments Borrower added on 12/28/09 > I'd also like to add that I have roughly $10,000 in non-tax-deferred accounts, but I'd rather not sell those and have to deal with the tax implications. Those assets will serve as a monthly backstop to this loan if necessary.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,183.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 472537

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472537	$9,250	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472537. Member loan 472537 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,958 / month
Current employer:	THUNDER FACTORY	Debt-to-income ratio:	13.83%
Length of employment:	2 years	Location:	Union City, NJ

Home town:
Current & past employers:	THUNDER FACTORY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am earning over $70k a year from my full-time position working as a Senior Associate for an Advertising Agency based in San Francisco. I also run my own internet marketing business on the side and bring in Approx. $5,000/mo. I plan on paying off this loan in less than 3 years without a problem.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,463.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472597	$25,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472597. Member loan 472597 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	U.S. Army	Debt-to-income ratio:	7.40%
Length of employment:	3 years	Location:	VIRGINIA BEACH, VA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > 1.us army E-4 2.contract ends 2015 3.I have no car payments or rent I am currently in Iraq 4.I am currently overnight trading in the stock market.I am ready to take the next step by day trading.The loan will be paid off within 12 months. Borrower added on 12/30/09 > My annual gross is $58,700 for this year.I will invest the money borrowed into the stock market.I have done very well overnight trading but the serious money is made day trading.I need a $25,000 intial investment in order to have unlimited trading capablity.I have observed the market and I believe that I can make between $5000 -$10000 per week in 2010.I have served in the U.S Army for 3years.I am currently serving in tahlill,Iraq for my second tour.My chain of command has already been notifed of this loan request.I am paid on the 1st and 15th every month.This loan will be paid off with in 6 to 12 months.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	9	Months Since Last Delinquency:	6
Revolving Credit Balance:	$273.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472612

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472612	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472612. Member loan 472612 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	MyLegal.com	Debt-to-income ratio:	2.42%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	MyLegal.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thank you.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,241.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472616

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472616	$2,400	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472616. Member loan 472616 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$900 / month
Current employer:	n/a	Debt-to-income ratio:	6.89%
Length of employment:	n/a	Location:	Mena , AR

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Needing the funds to put down payment on a house for me and my family Borrower added on 12/29/09 > My Husband is in The Army National Guard and does Mason Work and I recieve Child Support while i clean a few houses a month for income Borrower added on 12/30/09 > I have good Credit I make Payment on time reguraly.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,362.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472625	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472625. Member loan 472625 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,224 / month
Current employer:	Via D&C, Inc.	Debt-to-income ratio:	13.24%
Length of employment:	3 years	Location:	Corona, CA

Home town:
Current & past employers:	Via D&C, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	3
Revolving Credit Balance:	$20,921.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472631	$1,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472631. Member loan 472631 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Armada	Debt-to-income ratio:	19.80%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Armada
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,454.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472645	$15,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472645. Member loan 472645 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Glendale Union High School District	Debt-to-income ratio:	16.93%
Length of employment:	10 + years	Location:	GLENDALE, AZ

Home town:
Current & past employers:	Glendale Union High School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,620.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472648

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472648	$8,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472648. Member loan 472648 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,600 / month
Current employer:	n/a	Debt-to-income ratio:	0.11%
Length of employment:	n/a	Location:	Kunkletown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1958	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472658

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472658	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472658. Member loan 472658 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Texas Cellular	Debt-to-income ratio:	18.15%
Length of employment:	5 years	Location:	GARLAND, TX

Home town:
Current & past employers:	Texas Cellular
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > This loan I am applying is for paying off my debt. I work for an agent for At&t for pass 5 years. Looking forward to be debt free in 3 years. Thanks

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,787.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472665	$1,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472665. Member loan 472665 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	GA State DNR	Debt-to-income ratio:	14.12%
Length of employment:	< 1 year	Location:	kennesaw, GA

Home town:
Current & past employers:	GA State DNR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > My husband returned from overseas and is going back to school. So now he needs a reliable car to get him there.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,285.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472668

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472668	$24,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472668. Member loan 472668 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Target Corporation	Debt-to-income ratio:	6.18%
Length of employment:	10 + years	Location:	Mount Dora, FL

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > The promotional products business is a very viable business in the past and especially in todays economic environment. Both large corporations and mom & pop businesses are always eager to get their names and services out into the public eye. My promotional business will service all businesses as well as church groups, fraternal organizations, town sports groups and school fund raisers with personal attention without minimun orders to contend with. I will be able to offer hands on samples rather than ordering through the internet which is a common practice today. I have a deposit on my equipment and I will be operating the business out of my garage which will keep overhead to a minimum. The company I am dealing with has a strong reputation of suppot for their owner/operators. This is not a franchise. I will continue my full time job and build the promotional business starting part time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,100.00	Public Records On File:	1
Revolving Line Utilization:	75.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472717

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472717	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472717. Member loan 472717 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CME Group	Debt-to-income ratio:	8.12%
Length of employment:	4 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	CME Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I have been in my job for 4 years since graduating college and want to consolidate my credit cards for easy repayment. I plan to close the credit lines after I pay them off with this loan. I have never defaulted on a loan and have a great credit score.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,127.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472722	$6,250	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472722. Member loan 472722 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,428 / month
Current employer:	n/a	Debt-to-income ratio:	13.61%
Length of employment:	n/a	Location:	ABSECON, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472730

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472730	$10,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472730. Member loan 472730 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	Associates in Medical Management Inc	Debt-to-income ratio:	8.00%
Length of employment:	9 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	Associates in Medical Management Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Getting my first home soon..I really need this..This will create some breathing room for me..I promise to not pay it off too fast! Please ask any questions you may have..Thanking you in advance..MRO Borrower added on 12/29/09 > Im wiping out two thirty percent credit cards with this, and one thats at twenty one percent..I really really need to do this..This will not be a problem to pay whatsoever. Borrower added on 12/29/09 > Job stability..I am trapped working for my Mom and brother in thier medical billing company..I coudnt leave if I wanted too..Job stability one hundred percent..Please fund me, i was scared putting a inquiry on my credit reports, dont want to do another... Borrower added on 12/30/09 > To the lender/member who asked me about the status of my house loan..I have a fully executed sales contract..This was a B of A short sale, which is in Phase3..Im fully expecting, and am being told to expect a January move-in.. Borrower added on 12/30/09 > I love this, its like a telethon..The fix Michaels credit telethon.."LETS LIGHT UP THAT BOARD"!!!!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,529.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472744	$1,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472744. Member loan 472744 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Apache Corp	Debt-to-income ratio:	0.96%
Length of employment:	1 year	Location:	Richmond, TX

Home town:
Current & past employers:	Apache Corp
Education:	Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > We are seeking funds to do cosmetic touch-ups to our home in preparation for sale. The intent is for the improvements to help the property sell quicker and for a higher price.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,938.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472760

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472760	$1,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472760. Member loan 472760 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$600 / month
Current employer:	n/a	Debt-to-income ratio:	9.50%
Length of employment:	n/a	Location:	salem, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Senior @ Clemson University. Additional funds will be used for books however I plan on a quick repayment.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,552.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472762

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472762	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472762. Member loan 472762 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	CDI Marine & Government Sevices	Debt-to-income ratio:	19.18%
Length of employment:	2 years	Location:	Portsmouth, VA

Home town:
Current & past employers:	CDI Marine & Government Sevices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I look forward in dealing with you. I truely believe that this will be the beginning of a very prosperious business relationship and will open up for many more to come.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 472781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472781	$13,250	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472781. Member loan 472781 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HMB, Inc.	Debt-to-income ratio:	15.54%
Length of employment:	4 years	Location:	Hilliard, OH

Home town:
Current & past employers:	HMB, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to consolidate credit card debt at a lower interest rate.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,141.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472788	$15,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472788. Member loan 472788 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.78%
Length of employment:	n/a	Location:	Hamilton, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I am a partner in the company in which I earn my income, and my partner earns $160k/year. Lending Club does not have a field for co-signer information, so you do not see his information listed here. We will be paying back the loan together. However, I earn enough to repay the loan myself, I have no other revolving accounts, and rent expenses are covered by my fiance. My credit score is 740+.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472791	$18,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472791. Member loan 472791 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	US Investigations Services	Debt-to-income ratio:	21.09%
Length of employment:	3 years	Location:	Weaver, AL

Home town:
Current & past employers:	US Investigations Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > My husband and I are trying to pay off high interest credit cards as soon as possible. We both have steady jobs and are very hard working. I have had the same job since I graduated college and my husband is a State employee with almost 10 years in his current job. We do not want to file bankruptcy because it could damage our careers. We just want a sense of relief. We have both been working 2 jobs each to help pay towards these debts. We have slowly paid off one credit card. The creditors do not seem to want to help us in lowering the interest rate. SOMEONE, PLEASE HELP! We would love to start a family soon but this is all I can ever think about. Borrower added on 12/29/09 > I would like to say thank you to everyone that has helped fund my loan so far. My husband and I really appreciate the generosity that each of you have shown. Borrower added on 12/29/09 > Please feel free to ask any more questions. I also forgot to inform everyone that I suffer from a hair condition called alopecia areata. Since July 2007 I have been purchasing and wearing hair pieces which costs anywhere from $250+ every 4-5 months. Not to mention the shampoos and conditions that have to be used to maintain the hair piece. Borrower added on 12/29/09 > I also forgot to include $175.00 and $82.00 in Student Loans each month that are expenditures along with a $243.00 car payment each month. Borrower added on 12/30/09 > I have a better breakdown of our income compared to our debts each month which will make for a better understanding: Total household income: 5072/month Credit Cards: Capital One: 350.00 (balance: 9400.00) Chase: 750.00 (Balance 31000.00) Wachovia: 100.00 (Balance 3200.00) Bestbuy: 25.00 (Balance 1400.00) Discover: 100.00 (2300.00) Student Loans: 82.00 and 175.00 Car Payment: 243.00 Home: 325.00 Child Support: 375.00 NetFlix: 9.44 Water/Sewer: 45.00 Allstate: 41.80 and 80.00 Alabama Power: 161.00 CableOne: 168.00 Alagasco: 59.00 Yearly Land Taxes divided by 12: 25.00 Groceries/Pet Supplies/Prescriptions: 600.00 Entertainment/Eating out: 200.00 Gas: (fluctuates) About 150.00 Total remaining: 1009/month In this we are not including any medical bills that may arise, any costs for utilities that may fluctuate, and any extra money put towards credit cards. If Chase does not accept the offer of $17,190.00, we will pay off the Capital One, Wachovia, BestBuy, and Discover for $16300.00 which will leave 890.00 to be put towards the balance of the Chase card. While paying on this loan for 3 years, we will increase our monthly payments of loans/credit cards to only $30/month but all will be paid in 3 years after LC Loan is paid in full. After 3 years, we will use the $575/month that was used on the other 4 cards to the $750.00 we are using towards the Chase account. We will then hopefully be able to pay off the Chase account within 5 years according to an online debt calculator.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$12,076.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472802

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472802	$1,500	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472802. Member loan 472802 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Life Style Staffing	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	MADISON, WI

Home town:
Current & past employers:	Life Style Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,875.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472837

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472837	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472837. Member loan 472837 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	SAP America	Debt-to-income ratio:	17.43%
Length of employment:	6 years	Location:	Wayne, PA

Home town:
Current & past employers:	SAP America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Have good job plus other household income not listed here. Just looking for working capital to help market and setup personal business project by placing ads in various media outlets and running PR campaign. Borrower added on 12/30/09 > I've had a couple questions about what the project is - I'm trying to do something that surprises people, so if I reveal too much here, it will hardly be a surprise. I have over $20k sitting in a money market account, but I just figured I'd try this first since if it works, everyone who invested could say "Hey, I helped that guy do that!". If it doesn't, well, it'll get paid back quickly and that'll be that. :)

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,741.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472874	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472874. Member loan 472874 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	2.21%
Length of employment:	n/a	Location:	Great Falls, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > My partners and just started up 2 months ago and have already billed over 70,000 dollars in invoices. However, in order to cover our payroll until those invoices are paid we need some cash to get us over the hump.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,241.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472908	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472908. Member loan 472908 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	11.40%
Length of employment:	9 years	Location:	Newark, DE

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I will be getting married in May 2010, and need assistance with Wedding Expenses. I currently work as a Manager in the Risk Management Area at Bank of America. I have been with Bank of America for 9 years and make $86,000 per year. I also have excellent credit and no delinquencies.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,361.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472920	$11,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472920. Member loan 472920 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	7.13%
Length of employment:	n/a	Location:	Hampton Bays, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Consolidated my credit card debt and get a better rate.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,766.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472921	$16,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472921. Member loan 472921 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	VCC	Debt-to-income ratio:	19.71%
Length of employment:	4 years	Location:	IRVING, TX

Home town:
Current & past employers:	VCC
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Lets face it...you just can't turn anywhere for help these days. I have gone to all the corporate institutions and asked for a consolidation loan and been denied by all of them. These same people that held out their hands to the government and were bailed out, refuse to help the people that need it the most. I am a hard working, full-time employed guy that just needs a helping hand. I pay my bills on time every month and never miss a payment. The problem is that I have to send out money to too many accounts and all that ends up happening is minimum payments. There is a story to the credit card debt and all you have to do is ask. I have nothing to hide. I recently got engaged and hope to use this loan to expedite my getting debt free. Again, I will answer any/all questions. Thank you in advance.....

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,735.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 472931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472931	$20,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472931. Member loan 472931 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,583 / month
Current employer:	HSBC	Debt-to-income ratio:	11.39%
Length of employment:	9 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	HSBC
Education:	Pave University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I will use this loan to eliminate 70% of my revolving debt, which got accumulated from when my wife gave birth to our child 4 months ago. I have never defaulted on any of my debts and this will allow me to fast track my financial recovery.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$28,882.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472938

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472938	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472938. Member loan 472938 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.07%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	7
Revolving Credit Balance:	$7,159.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472977

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472977	$24,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472977. Member loan 472977 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	FFIDT	Debt-to-income ratio:	3.26%
Length of employment:	3 years	Location:	Fremont, CA

Home town:
Current & past employers:	FFIDT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Hi. We are looking to refinance and consolidate existing debts. This includes credit cards with recent Christmas related charges as well as a credit line.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,007.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472988

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472988	$15,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472988. Member loan 472988 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	5.78%
Length of employment:	n/a	Location:	Elmhurst, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I just recently sold my home of 35 years and down sized to a Condominium that I wish to spend the rest of my life in. So what I am looking to do is remodel my Condo exactly the way I want it, by replacing some kitchen cabinets, Bathroom vanities and with new appliances.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1974	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,584.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 472989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472989	$4,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472989. Member loan 472989 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HDR Inc	Debt-to-income ratio:	16.65%
Length of employment:	2 years	Location:	Portland, OR

Home town:
Current & past employers:	HDR Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > It appears that I have addressed some of my answers to the wrong lenders because I was copy/pasting from Microsoft Word. I'm sorry for the apologies. If you would like your question readdressed, please ask me again. I'm not seeing an area where I can edit my answer. Again, sorry for the apologies. Here is a more detailed list of the purpose of this loan. HDR, Inc. is an architecture and engineering firm based out of Omaha, NE. There are currently about 7000 employees??? world wide. I???m a graphic designer and marketing coordinator in the architecture company and have been working here as a full-time employee for nearly 2 years. My duties include design and layout of proposals, ads, brochures, qualification packages, and various other design projects. I have no savings account, and my emergency fund credit card is maxed out (part of the $1649). I am willing to verify my income with Lending Club as well. Here is the debt I am planning to refinance with this loan: Visa card: a) $1000 b) Approx. 20% c) Approx. $50 Amex: a) Anywhere from $300-$1400 at any given time. It has to be paid off monthly, though. (Currently at $1400) b) This is a corporate card, so there are no finance charges, but I have to pay it off every month. c) Paid off monthly Payday loan: a) $390 b) Approx. 275% c) $90 Payday loan: a) $325 b) Approx. 180% c) $75 Victoria Secret card: a) Approx. $325 b) Approx. 20% c) $20 Amazon card: a) Approx. $525 b) Approx. 20% c) $10 Medical Bill: a) $145 b) 0% c) $50 My monthly bills are as follows: Rent: $535 Car payment: $250 Car insurance: $110 Cell phone: $84 Parking: $180 Electric: $50-80 If I were to be laid-off or fired, here is my plan: I would apply for unemployment and begin my search for a new job immediately. Because I am a graphic designer, I also make a little money on the side from doing personal jobs for friends and family ??? although it???s by no means at a point where I can depend on this for my monthly income. In addition, I have the option to move back in with my parents, so I wouldn???t have to worry about a rent payment until I found a new job, and I have a month-to-month renting agreement.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,649.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473001	$8,500	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473001. Member loan 473001 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	14.46%
Length of employment:	n/a	Location:	jackson Heights, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473007

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473007	$8,800	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473007. Member loan 473007 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,895 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	16.35%
Length of employment:	4 years	Location:	Fairfield, CA

Home town:
Current & past employers:	Bio-Rad Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > On-Time Payer My current monthly expenses include: $433 rent (renting a room) $300 car (loan and insurance) $ 70 utilities $600 other loans, payments Borrower added on 12/29/09 > The purpose for this loan is to reduce my interest rate and consolidate my debt into one monthly loan. Any assistance is greatly appreciated. Borrower added on 12/29/09 > Sweet!!! This is way better, paying a private investor, then those credit card sharks who raise your interest rates to make year end profit goals.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	39
Revolving Credit Balance:	$14,099.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473024

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473024	$24,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473024. Member loan 473024 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	3.33%
Length of employment:	n/a	Location:	San Jose, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Thanks for considering our loan. We just sold our house at a great price and got some equity out of it. Now we hope to move to a bigger house in the area and take advantage of prices being 25% lower than a couple of years ago. We have $140,000 down payment, but want to avoid having to ask for 2 loans to have the full 20% and avoid PMI, insurance, etc.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473028

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473028	$9,500	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473028. Member loan 473028 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	GE Inspection Tech.	Debt-to-income ratio:	15.81%
Length of employment:	4 years	Location:	Auburn, NY

Home town:	Auburn
Current & past employers:	GE Inspection Tech., Welch Allyn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I have proven to pay my debts as you can see by viewing my credit score. I plan to use my funds responsibility to further establish my credit, I have also created a payment plan and budget to successfully pay my loan on time every month. Borrower added on 12/30/09 > Information on my employer: GE Sensing & inspection Technologies offers a comprehensive selection of remote viewing equipment (from our heritage brand Everest VIT a branch of Welch Allyn) ??? from basic borescopes and fiberscope to measurement capable digital video borescopes, and pan-tilt-zoom (PTZ) camera systems and robotic crawler systems. http://www.geinspectiontechnologies.com/en/products/rvi/index.html 22 Million U.S. Navy contract awarded to my employer in October 2009 (syracuse News) http://www.syracuse.com/news/index.ssf/2009/10/ge_inspection_technologies_in.html My position at GE Inspection Technologies is involved primarily in the assembly and hardware testing of XLG3 Video Inspection Probe; I am also experienced in repair and rebuilds.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$293.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473050	$25,000	19.13%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473050. Member loan 473050 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	DSI Global Trading Corp	Debt-to-income ratio:	1.81%
Length of employment:	4 years	Location:	San Jose, CA

Home town:
Current & past employers:	DSI Global Trading Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Loan for a highly profitable business venture.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,469.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473064	$9,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473064. Member loan 473064 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	n/a	Debt-to-income ratio:	15.19%
Length of employment:	n/a	Location:	ROUND ROCK, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I ALWAYS PAY OFF MY DEBTS. I PLAN TO USE THE MONEY TO PAY OFF ACCUMULATED DEBT AT LESS INTEREST. I AM A RETIRED PERSON WITH ABOUT .35000/YEAR SOMETIMES MORE. THAT INCOME IS GARANTEED FOR LIFE OF MY WIFE AND ME.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473075	$10,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473075. Member loan 473075 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,833 / month
Current employer:	Diablo Contractors	Debt-to-income ratio:	1.15%
Length of employment:	9 years	Location:	DANVILLE, CA

Home town:
Current & past employers:	Diablo Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Thanks

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,274.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 473083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473083	$5,600	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473083. Member loan 473083 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Reasor's	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	Skiatook, OK

Home town:
Current & past employers:	Reasor's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,085.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473085	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473085. Member loan 473085 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,888 / month
Current employer:	n/a	Debt-to-income ratio:	0.31%
Length of employment:	n/a	Location:	MADISON, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to pay off a debt. Borrower added on 12/30/09 > I wanted to elaborate more info on this debt. To make a long story short. My bank deposited to much money in my account over six months ago. I had received a settlement from an Asbestos Claim. My son deposited the check and when I looked at my account I thought it was indeed all mine until I received a phone call at work telling me I was overpaid by $50,000. Needless to say I was shocked, I have paid all the money back except $8000. The problem is that I do not have much time before they close my account and issue a chardge back. I am trying to avoid this and save my credit among everything else. The bank has alloted me extra time due to the fact that I have made a sincere effort in resolving this issue. I am due another check from a claim, but will not receive that until February and the bank will not wait that long. Please rest assure that I plan to pay back every penny no matter what I have to do. I came here hoping that I could receive help and in return I will indeed sign up to help others. For all who have helped me thus far, I thank you for your trust and I promise if you all help me, this loan will be paid off in 6 months and not 3 years.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	65
Revolving Credit Balance:	$391.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473091	$7,500	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473091. Member loan 473091 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	2.64%
Length of employment:	n/a	Location:	Etowah, KY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,351.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 469964

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469964	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469964. Member loan 469964 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Fusion Inc	Debt-to-income ratio:	18.91%
Length of employment:	10 + years	Location:	SPRING, TX

Home town:
Current & past employers:	Fusion Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is for consolidation. I have a very stable job and have been at the same location over seventeen years.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,523.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 470190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470190	$5,800	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470190. Member loan 470190 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	Rite Aid	Debt-to-income ratio:	8.00%
Length of employment:	2 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Rite Aid
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 471052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471052	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471052. Member loan 471052 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Cyber Professionals	Debt-to-income ratio:	21.17%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Cyber Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,024.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472180	$16,000	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472180. Member loan 472180 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	Babcock, Langbein and Co	Debt-to-income ratio:	6.94%
Length of employment:	10 + years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Babcock, Langbein and Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Thank You

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,266.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472555	$16,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472555. Member loan 472555 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Papyrus	Debt-to-income ratio:	24.63%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Papyrus
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	30
Revolving Credit Balance:	$21,557.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472753

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472753	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472753. Member loan 472753 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Transperfect Translation	Debt-to-income ratio:	3.32%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Transperfect Translation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,728.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473022	$11,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473022. Member loan 473022 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,583 / month
Current employer:	Nissan Motor Acceptance Corporation	Debt-to-income ratio:	10.21%
Length of employment:	10 + years	Location:	DALLAS, TX

Home town:
Current & past employers:	Nissan Motor Acceptance Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,789.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473071	$3,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473071. Member loan 473071 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	SCFD	Debt-to-income ratio:	15.49%
Length of employment:	3 years	Location:	SARASOTA, FL

Home town:
Current & past employers:	SCFD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > personal loan

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473133

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473133	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473133. Member loan 473133 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	BERKSHIRE FACULTY SERVICE	Debt-to-income ratio:	16.36%
Length of employment:	8 years	Location:	PITTSFIELD, MA

Home town:
Current & past employers:	BERKSHIRE FACULTY SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I HAVE A CREDIT CARD DEBT WITH HIGH INTEREST AND I WANT TO PAY IT OFF ASAP AND START DOING SAVINGS FOR MY CHILDREN COLLEGES.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,756.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473163	$20,000	19.13%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473163. Member loan 473163 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	9.96%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have relisted my loan to increase my loan request to cover what the full amount I need, I had no idea this program is so efficient. THANK YOU. (I HOPE THIS IDEA CHANGES OUR BANKING SYSTEM FOR EVER!) I am seeking a loan for $20,000 to be used in my and my husband's family business. The money will be used for working capital. To make a long story short, we built a truckstop with money borrowed from a fuel supplier. Our fuel supplier is our landlord. We had a partner. We opened in late 2007, and ran it on our own until Feb. 09. During that time, we made the company around $300,000. In Feb. 09, our partner's wife got involved are we are now broke. The fuel supplier (our landlord, AmarOil.com) evicted our company for owing money on past due invoices. We have created a new company. Our landlord wants to cut me and my husband a new lease purchase, with a 15 year fuel contract. No partners. However, he cannot loan us any money because our partner could possibly sue him for kicking them out and not giving them a loan if he gave us one. He is waiting on us to come up with around $40,000 to use as working capital to get back in. We make him money (1.5 cent a gallon). My husband has also applied for a loan on here for $24,000. I am applying for $20,000 in my name. My credit score is in the high 600's. I have 6 after 30 day payments on my credit. They are on student loans, which I was late on in late 2005 because of hurricane Katrina. I have fought and fought with Sallie Mae to have them removed, but no avail. I make one loan payment, but I actually had 6 student loans, when I was late on the 1 payment, they hit me 6 times. If I am funded this loan, it will be paid back through business profits. Even in a recession, people buy food and fuel. This is not a lucrative business, but it is slow and steady. We have over 2 years experience in it, and do very well when it is just me and my husband. YOU WILL BE PAID BACK. Thanks Sincerely Casey

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	42
Revolving Credit Balance:	$12,730.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473166	$3,500	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473166. Member loan 473166 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,149 / month
Current employer:	Texas Alcoholic Beverage Commission	Debt-to-income ratio:	3.44%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	Texas Alcoholic Beverage Commission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I plan to pay property taxes. For 2009. Stick to a tight budget.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473168	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473168. Member loan 473168 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	n/a	Debt-to-income ratio:	12.65%
Length of employment:	n/a	Location:	Cresskill, NJ

Home town:
Current & past employers:
Education:	Rutgers University at New Brunswick/Piscataway, Rutgers University at Newark, Indiana University Kelley School of Business, Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,756.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473192

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473192	$24,000	20.52%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473192. Member loan 473192 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.62%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > *THIS IS A RELIST. I CANCELLED THE ORIGINAL LOAN REQUEST AND RAISED MY REQUESTED AMOUNT. I WAS AMAZED AT THE REPSONSES (THANK YOU) SO I AM GOING TO REQUEST WHAT I REALLY NEED TO HIT THE GROUND RUNNING ON THIS DEAL. I went into business with family. I was 50% co-owner of a truckstop. We built it in 2007. For the first year and a half, my partners stood back and let me run it. I made over $300K with it in 2008. In early 2009, they decided to participate and it went down hill fast. To make a long story short, it went under in Nov. 2009. The landlord, our fuel supplier (Amaroil.com), evicted our company for past due fuel invoice debt. The landlord wishes to re-lease the site to me (because I made us money when I was alone) and understandably wants me to obtain my own working capital to re-enter the business. I cannot qualify for any conventional lending because I have no collateral. Everything I have is tied up in my business. I have one past 30 day hit on my credit record my entire life. All three of my Fico's are over 700. I am married with a 2 year old, I like to hunt and fish in my off time. I have been married for 5 years, and my wife works side by side with me in the business. Your money will be paid back. Your money will go to good use (working capital). I pay and treat my employees very well, and alot of people are depending on me to get this thing back going. If interested, I can give you the google earth location to see the site for yourself. Thanks for any consideration. Craig Borrower added on 12/29/09 > I wanted to add: Anyone who is a small business operator now days guards their credit with their life. If you dont have a ton of cash or collateral, your credit is all you have. Right now, all I have is my credit, and it took me over 10 years to get it where it is. I will guard it with my life. Even 1 over 30 day late payment is unacceptable as a business owner. Your money will bring you a return.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 473198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473198	$10,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473198. Member loan 473198 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Stanislaus County	Debt-to-income ratio:	1.14%
Length of employment:	10 + years	Location:	Oakdale, CA

Home town:
Current & past employers:	Stanislaus County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I am a lender seeking to be a borrower with the main purpose being to make funds available to other borrowers. I have an excellent credit record and am willing to answer any questions related to this loan.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,477.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473203

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473203	$7,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473203. Member loan 473203 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Nordstrom	Debt-to-income ratio:	9.18%
Length of employment:	< 1 year	Location:	los gatos, CA

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Investing in Personal Trainier to jump-start business opportunity in lucrative community. There is little risk in loan as the business is mainly sourced by word of mouth but looking to help with additional marketing opportunities through newspaper and other paper media.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,115.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473210	$4,650	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473210. Member loan 473210 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	22.11%
Length of employment:	n/a	Location:	Jacksonville, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is to rid myself of one of those pesky, won't work with you, credit card companies that is like a thorn in your side. I am a very good "risk" and would rather owe good people rather than a huge corporation. I would sincerely appreciate the blessing this loan would provide. Thank you. Borrower added on 12/30/09 > This is my first time on lending tree and I don't exactly know what everyone is looking for so PLEASE ask questions before passing me over.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$20,037.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473229

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473229	$10,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473229. Member loan 473229 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.37%
Length of employment:	n/a	Location:	uniontown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473276	$8,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473276. Member loan 473276 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Computer Aid, Inc.	Debt-to-income ratio:	1.82%
Length of employment:	4 years	Location:	Bangor, PA

Home town:
Current & past employers:	Computer Aid, Inc.
Education:	Lehigh University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have a stable job at a midsize company in the Lehigh Valley. Currently, my only debt is the mortgage for the home I recently purchased. No student loans, and own my car. My monthly expenses (utilities, gas, food, insurance, etc.) are very manageable with my income, but I plan on buying jewelry and I don't have that kind of cash on hand. I can actually afford to put the entire thing on my credit card and still pay it off in 3 years, but I would prefer the much lower rate through this site!

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,258.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473314	$21,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473314. Member loan 473314 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	braziliam embassy	Debt-to-income ratio:	0.65%
Length of employment:	4 years	Location:	montgomery vlg, MD

Home town:
Current & past employers:	braziliam embassy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > new moving business in washington dc ,money will be used as cash flow and to buy a pack van.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,056.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473319	$5,450	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473319. Member loan 473319 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,182 / month
Current employer:	S MYRON GOLDSTEIN MD FACS INC	Debt-to-income ratio:	10.53%
Length of employment:	10 + years	Location:	rancho palos verdes, CA

Home town:
Current & past employers:	S MYRON GOLDSTEIN MD FACS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > THE NEW YEAR IS HERE! I AM LOOKING FORWARD TO IT. EVEN THOUGH WE GET OLDER, AND OLDER, THE YEARS STILL SEEM TO GET BETTER. I HAVE DECIDED TO TRY OUT THE LOAN SYSTEM LENDING CLUB OFFERS. THE LOAN FUNDS WILL GO TOWARDS HOME IMPROVEMENT PROJECTS TO SPRUCE UP MY HOUSE A BIT. THESE TYPE'S OF PROJECTS ARE WHAT KEEPS MY WIFE BUSY AND HAPPY. SHE DOES A GREAT JOB, AND HAS VERY ORIGINAL TASTE WHEN IT COMES TO HOME DECOR. I AM EAGER TO SEE WHAT SHE HAS IN STORE. THANK YOU FOR READING. HAVE A HAPPY AND HEALTHY NEW YEAR.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$240,441.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473333	$17,500	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473333. Member loan 473333 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$53,000 / month
Current employer:	US BANK	Debt-to-income ratio:	1.55%
Length of employment:	2 years	Location:	DENVER, CO

Home town:
Current & past employers:	US BANK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$9,132.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473338

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473338	$13,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473338. Member loan 473338 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Gordon Trucking Inc.	Debt-to-income ratio:	24.99%
Length of employment:	1 year	Location:	MODESTO, CA

Home town:	Santa Clara
Current & past employers:	Gordon Trucking Inc., State Of California, A.L. Gilbert Company, Integrated Grain & Milling, Verizon Communications
Education:	Modesto Junior College

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,382.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473342

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473342	$12,250	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473342. Member loan 473342 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,214 / month
Current employer:	Oregon Department of Human Services	Debt-to-income ratio:	12.74%
Length of employment:	2 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Oregon Department of Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,303.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 155 dated December 31, 2009